2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com
Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com
October 26, 2016

General Dynamics Reports Third-Quarter 2016 Results

•	Operating earnings up 3.4% to $1.07 billion

•	Operating margin of 13.8%, a 90 basis-point improvement

•	Earnings from continuing operations up 4.6% to $767 million; return on sales reaches new high of 9.9%

•	Diluted earnings per share from continuing operations of $2.48, up 8.8%

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2016 earnings from continuing operations of $767 million, a 4.6 percent increase over the year-ago quarter, on revenue of $7.7 billion. Diluted earnings per share from continuing operations were $2.48 compared to $2.28 in third-quarter 2015, an 8.8 percent increase.

Net earnings for third-quarter 2016 were $683 million, with fully diluted earnings per share of $2.21. Net earnings included an $84 million charge in discontinued operations related to the A-12 settlement reached with the U.S. Navy in 2013.

“General Dynamics had a very strong quarter, clearly demonstrated by our operating earnings, margin and return on sales,” said Phebe N. Novakovic, chairman and chief executive officer. “Our businesses are performing exceptionally well as we remain focused on operating excellence and continuous improvement.”

Margin
Company-wide operating margin for the third quarter of 2016 was 13.8 percent, a 90 basis-point increase when compared to 12.9 percent in third-quarter 2015. Three of the company's four business groups expanded margins over the year-ago period, with the Aerospace group achieving record-setting margins in the third quarter.

Cash
Net cash provided by operating activities in the quarter totaled $499 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $389 million.

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Capital Deployment
The company repurchased 2.3 million of its outstanding shares in the third quarter. Year-to-date, the company has repurchased 11.2 million outstanding shares.

Backlog
General Dynamics’ total backlog at the end of third-quarter 2016 was $62 billion. There was solid demand in the quarter across the company's portfolio. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $25.2 billion. Total potential contract value, the sum of all backlog components, was $87.2 billion at the end of the quarter.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. The company’s 2015 revenue was $31.5 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities analyst conference call at 9 a.m. EDT on Wednesday, October 26, 2016. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on October 26 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 855-859-2056 (international: 404-537-3406); passcode 94369568. The phone replay will be available from 3 p.m. October 26 through November 2, 2016.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended			Variance
	October 2, 2016		October 4, 2015	$	%
Revenue	$7,731		$7,994	$(263)	(3.3)%
Operating costs and expenses	6,662		6,960	(298)
Operating earnings	1,069		1,034	35	3.4%
Interest, net	(23)		(23)	—
Other, net	2		2	—
Earnings from continuing operations before income tax	1,048		1,013	35	3.5%
Provision for income tax, net	281		280	1
Earnings from continuing operations	767		733	34	4.6%
Discontinued operations, net of tax	(84)	*	—	(84)
Net earnings	$683		$733	$(50)	(6.8)%
Earnings per share—basic
Continuing operations	$2.52		$2.31	$0.21	9.1%
Discontinued operations	(0.27)	*	—	(0.27)
Net earnings	$2.25		$2.31	$(0.06)	(2.6)%
Basic weighted average shares outstanding	303.9		316.7
Earnings per share—diluted
Continuing operations	$2.48		$2.28	$0.20	8.8%
Discontinued operations	(0.27)	*	—	(0.27)
Net earnings	$2.21		$2.28	$(0.07)	(3.1)%
Diluted weighted average shares outstanding	309.7		321.9

*	In the third quarter of 2016, we recognized a loss due to an adjustment of the value of a previously-recognized settlement related to litigation associated with a former business of the company.

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	October 2, 2016	October 4, 2015	$	%
Revenue	$23,120	$23,660	$(540)	(2.3)%
Operating costs and expenses	19,928	20,518	(590)
Operating earnings	3,192	3,142	50	1.6%
Interest, net	(68)	(64)	(4)
Other, net	13	5	8
Earnings from continuing operations before income tax	3,137	3,083	54	1.8%
Provision for income tax, net	882	882	—
Earnings from continuing operations	2,255	2,201	54	2.5%
Discontinued operations, net of tax	(97)	—	(97)
Net earnings	$2,158	$2,201	$(43)	(2.0)%
Earnings per share—basic
Continuing operations	$7.38	$6.79	$0.59	8.7%
Discontinued operations	(0.31)	—	(0.31)
Net earnings	$7.07	$6.79	$0.28	4.1%
Basic weighted average shares outstanding	305.4	324.0
Earnings per share—diluted
Continuing operations	$7.25	$6.68	$0.57	8.5%
Discontinued operations	(0.31)	—	(0.31)
Net earnings	$6.94	$6.68	$0.26	3.9%
Diluted weighted average shares outstanding	311.1	329.4

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	October 2, 2016	October 4, 2015	$	%
Revenue:
Aerospace	$2,017	$2,343	$(326)	(13.9)%
Combat Systems	1,330	1,345	(15)	(1.1)%
Information Systems and Technology	2,341	2,219	122	5.5%
Marine Systems	2,043	2,087	(44)	(2.1)%
Total	$7,731	$7,994	$(263)	(3.3)%
Operating earnings:
Aerospace	$437	$426	$11	2.6%
Combat Systems	219	218	1	0.5%
Information Systems and Technology	256	219	37	16.9%
Marine Systems	166	181	(15)	(8.3)%
Corporate	(9)	(10)	1	10.0%
Total	$1,069	$1,034	$35	3.4%
Operating margin:
Aerospace	21.7%	18.2%
Combat Systems	16.5%	16.2%
Information Systems and Technology	10.9%	9.9%
Marine Systems	8.1%	8.7%
Total	13.8%	12.9%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	October 2, 2016	October 4, 2015	$	%
Revenue:
Aerospace	$6,138	$6,709	$(571)	(8.5)%
Combat Systems	3,918	4,116	(198)	(4.8)%
Information Systems and Technology	6,903	6,804	99	1.5%
Marine Systems	6,161	6,031	130	2.2%
Total	$23,120	$23,660	$(540)	(2.3)%
Operating earnings:
Aerospace	$1,282	$1,296	$(14)	(1.1)%
Combat Systems	655	648	7	1.1%
Information Systems and Technology	748	673	75	11.1%
Marine Systems	539	556	(17)	(3.1)%
Corporate	(32)	(31)	(1)	(3.2)%
Total	$3,192	$3,142	$50	1.6%
Operating margin:
Aerospace	20.9%	19.3%
Combat Systems	16.7%	15.7%
Information Systems and Technology	10.8%	9.9%
Marine Systems	8.7%	9.2%
Total	13.8%	13.3%

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS
DOLLARS IN MILLIONS

	(Unaudited)
	October 2, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$2,303	$2,785
Accounts receivable	3,502	3,446
Contracts in process	5,213	4,357
Inventories	3,657	3,366
Other current assets	622	617
Total current assets	15,297	14,571
Noncurrent assets:
Property, plant and equipment, net	3,445	3,466
Intangible assets, net	715	763
Goodwill	11,581	11,443
Other assets	1,630	1,754
Total noncurrent assets	17,371	17,426
Total assets	$32,668	$31,997
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1	$501
Accounts payable	2,276	1,964
Customer advances and deposits	5,249	5,674
Other current liabilities	4,367	4,306
Total current liabilities	11,893	12,445
Noncurrent liabilities:
Long-term debt	3,885	2,898
Other liabilities	5,573	5,916
Total noncurrent liabilities	9,458	8,814
Shareholders' equity:
Common stock	482	482
Surplus	2,789	2,730
Retained earnings	24,661	23,204
Treasury stock	(13,724)	(12,392)
Accumulated other comprehensive loss	(2,891)	(3,286)
Total shareholders' equity	11,317	10,738
Total liabilities and shareholders' equity	$32,668	$31,997

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	October 2, 2016	October 4, 2015*
Cash flows from operating activities—continuing operations:
Net earnings	$2,158	$2,201
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	272	272
Amortization of intangible assets	70	88
Equity-based compensation expense	76	84
Deferred income tax provision	218	88
Discontinued operations, net of tax	97	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(52)	254
Contracts in process	(957)	391
Inventories	(288)	(29)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	305	334
Customer advances and deposits	(574)	(1,508)
Other, net	47	95
Net cash provided by operating activities	1,372	2,270
Cash flows from investing activities:
Capital expenditures	(244)	(360)
Maturities of held-to-maturity securities	—	500
Proceeds from sales of assets	4	290
Other, net	(42)	(12)
Net cash (used) provided by investing activities	(282)	418
Cash flows from financing activities:
Purchases of common stock	(1,514)	(2,729)
Proceeds from fixed-rate notes	992	—
Dividends paid	(678)	(655)
Repayment of fixed-rate notes	(500)	(500)
Proceeds from stock option exercises	211	240
Other, net	(39)	(29)
Net cash used by financing activities	(1,528)	(3,673)
Net cash used by discontinued operations	(44)	(31)
Net decrease in cash and equivalents	(482)	(1,016)
Cash and equivalents at beginning of period	2,785	4,388
Cash and equivalents at end of period	$2,303	$3,372

*
Prior period information has been restated to reflect the reclassification of certain items in accordance with Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which we adopted in the second quarter of 2016.

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

	2016		2015
	Third Quarter		Third Quarter (a)
Other Financial Information:
Debt-to-equity (b)	34.3%		31.7%
Debt-to-capital (c)	25.6%		24.0%
Book value per share (d)	$37.16		$33.95
Total taxes paid	$217		$246
Company-sponsored research and development (e)	$99		$104
Shares outstanding	304,519,550		316,128,160

Non-GAAP Financial Measures:
	2016		2015 (f)
	Third Quarter	Nine Months	Third Quarter	Nine Months
Free cash flow from operations:
Net cash provided by operating activities	$499	$1,372	$837	$2,270
Capital expenditures	(110)	(244)	(170)	(360)
Free cash flow from operations (g)	$389	$1,128	$667	$1,910

(a)
Prior period information has been restated to reflect the reclassification of debt issuance costs from other assets to debt in accordance with ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which we adopted in the fourth quarter of 2015.

(b)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e)	Includes independent research and development and Aerospace product-development costs.

(f)	Prior period information has been restated to reflect the reclassification of certain items in accordance with ASU 2016-09, which we adopted in the second quarter of 2016.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Third Quarter 2016
Aerospace	$11,415	$108	$11,523	$2,158	$13,681
Combat Systems	17,659	436	18,095	4,469	22,564
Information Systems and Technology	7,143	2,057	9,200	14,444	23,644
Marine Systems	15,152	8,001	23,153	4,172	27,325
Total	$51,369	$10,602	$61,971	$25,243	$87,214
Second Quarter 2016
Aerospace	$11,629	$126	$11,755	$2,221	$13,976
Combat Systems	18,032	478	18,510	4,812	23,322
Information Systems and Technology	7,508	2,292	9,800	14,560	24,360
Marine Systems	15,908	7,260	23,168	4,237	27,405
Total	$53,077	$10,156	$63,233	$25,830	$89,063
Third Quarter 2015
Aerospace	$13,459	$100	$13,559	$2,479	$16,038
Combat Systems	18,591	658	$19,249	5,261	24,510
Information Systems and Technology	7,294	2,122	$9,416	15,074	24,490
Marine Systems	14,391	12,127	$26,518	2,734	29,252
Total	$53,735	$15,007	$68,742	$25,548	$94,290

*
The estimated potential contract value represents management's estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer's future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I
THIRD QUARTER 2016 SIGNIFICANT ORDERS (UNAUDITED)
DOLLARS IN MILLIONS
We received the following significant orders during the third quarter of 2016:
Combat Systems

•	$170 from the U.S. Army for the production of Hydra-70 rockets.

•	$165 from the Army to produce various calibers of ammunition and ordnance.

•	$145 from the Swiss government to produce Piranha armored vehicles equipped with mortar systems.

•	$100 from the Army for Abrams M1A2 System Enhancement Program (SEP) components and associated program management.

•	$75 to provide munitions to the government of Israel.

•	$55 from the Army for Abrams technical support and engineering services.

•	$40 for technical assistance with Abrams tank kits for Egypt.

•	$35 from the U.S. Marine Corps for the reset of Cougar vehicles.
Information Systems and Technology

•	$105 from the U.S. Air Force for the Battlefield Information Collection and Exploitation System (BICES) program to provide intelligence information sharing and support to coalition operations.

•	$90 from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$75 from the U.S. Navy for missile guidance systems.

•	$65 from the Army for system engineering and program management for the Warfighter Information Network-Tactical (WIN-T) program.

•	$35 from the National Geospatial-Intelligence Agency for full motion video processing, dissemination and exploitation.

•
A contract from the U.S. Census Bureau to provide contact-center systems and operations support for the 2020 Census Questionnaire Assistance program, a key component of the 2020 Decennial Census. The contract has a value of $430 over five years.

Marine Systems

•	$300 from the Navy for lead-yard services, development studies and design efforts for Virginia-class submarines.

•	$235 from the Navy to provide design, engineering, material and logistics support and research and development activities for active U.S submarines.

•	$215 from the Navy to provide in-service support of systems and components on the USS Jimmy Carter (SSN23).

•	$205 from the Navy to perform non-nuclear planning and maintenance work on five aircraft carriers.

•	$40 from the Navy for the repair and alteration of the USS Oak Hill (LSD-51).

•	$25 from the Navy for ship-repair services for the USS Harry S. Truman (CVN-75).

•
The design and construction of two liquefied natural gas (LNG)-capable containerships for Matson Navigation Company, Inc. Construction of the first containership will begin in early 2018, with deliveries in 2019 and 2020, respectively.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Third Quarter		Nine Months
	2016	2015	2016	2015
Gulfstream Green Deliveries (units):
Large-cabin aircraft	24	31	74	87
Mid-cabin aircraft	6	9	18	23
Total	30	40	92	110
Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	21	31	67	89
Mid-cabin aircraft	6	12	21	27
Total	27	43	88	116
Pre-owned Deliveries (units):	1	—	6	5

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